HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1700
                             CHICAGO, ILLINOIS 60611


December 7, 2009

State Street Bank and Trust Company
4 Copley Place, 5th Floor
Boston, MA 02116
Attn:  Fund Administration Legal Department

Ladies and Gentlemen:

         Reference is made to the Administration Agreement between us dated as of August 31, 2001 (the "Agreement"). Pursuant to Section 12 of the Agreement, this letter is to provide notice that effective October 8, 2009 and November 30, 2009, respectively, the Henderson Global Real Estate Equities Fund and Henderson Industries of the Future Fund, each a series of Henderson Global Funds, are hereby terminated.

         Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining a copy for your records.

Very truly yours,

Henderson Global Funds

By:   /s/ Christopher K. Yarbrough
      ----------------------------------
      Name: Christopher K. Yarbrough
      Title: Secretary

Accepted:

State Street Bank and Trust Company

By:   /s/ Gary L. French
      ----------------------------------
      Name: Gary L. French
      Title: Senior Vice President